Exhibit 10.24

DECOMMISSIONING TRUST AGREEMENT

Dated as of December 18, 2003

between

EL PASO ELECTRIC COMPANY

and

BANK OF AMERICA, N.A.

As Decommissioning Trustee

for

Palo Verde Unit 3

DECOMMISSIONING TRUST AGREEMENT

FOR PALO VERDE NUCLEAR GENERATING STATION

UNIT 3

This Decommissioning Trust Agreement (the “Agreement”), to be effective as of December 24, 2003 (the “Effective Date”), between Bank of America, N.A., a national banking association (“Decommissioning Trustee”) and El Paso Electric Company, a Texas corporation (“El Paso”).

The Nuclear Regulatory Commission (“NRC”), an agency of the United States of America, pursuant to the Atomic Energy Act of 1954, as amended, and the Energy Reorganization Act of 1974, has promulgated regulations codified in Title 10, Chapter 1 of the Code of Federal Regulations, Part 50, as amended. These regulations, applicable to El Paso, require that each holder of a license issued pursuant thereto must provide assurance that funds will be available for Decommissioning.

El Paso and others entered into the Arizona Nuclear Power Project Participation Agreement executed as of August 23, 1973 (the “ANPP Participation Agreement”). Amendment 13 to the ANPP Participation Agreement, effective June 15, 1991, requires El Paso to establish and maintain funds for the accumulation, over a period not in excess of the remaining term of the operating license for Unit 3 and the period thereafter until completion of Decommissioning, of funds sufficient to pay Decommissioning Cost.

In addition, El Paso is required by the Public Utility Commission of Texas (“PUCT”), the New Mexico Public Regulation Commission (“NMPRC”), the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission to establish a source of funds to pay for Decommissioning.

Under Applicable Tax Law, certain federal income tax benefits are available to El Paso from establishing and making contributions to a “Nuclear Decommissioning Reserve Fund” for Unit 3. In order to satisfy its obligations under the ANPP Participation Agreement, to comply with the requirements of the governmental authorities referred to above, and to obtain such federal income tax benefits, on April 1, 1986, El Paso entered into a Decommissioning Trust Agreement, which was amended by Amendment No. 1 dated September 1, 1991 (the “Original Agreement”), creating two decommissioning trust funds to provide external funds for Decommissioning, for purposes of this Agreement designated as the Decommissioning Trust Fund and the Second Fund. The Decommissioning Trust Fund is intended at all times to qualify as a “Nuclear Decommissioning Reserve Fund” under Applicable Tax Law.

On January 9, 1996, in Cause No. 92-10148-FM, styled In re: El Paso Electric Company, the United States Bankruptcy Court for the Western District of Texas (Austin Division) entered an order confirming the Fourth Amended Plan of Reorganization of El Paso (the “Plan”). In accordance with the Plan, which became effective on February 12, 1996, El Paso and Decommissioning Trustee restated and amended the Original Agreement to ensure that the Decommissioning Trust Fund and the Second Fund would continue to be held, managed and distributed, without interruption, in accordance with the terms of the Original Agreement, Applicable Law, and Applicable Tax Law.

This Agreement, in turn, amends and restates the Original Agreement, as restated and amended effective February 12, 1996, to read in its entirety as follows and continues the Decommissioning Trust Fund and the Second Fund.

Therefore, in consideration of the foregoing premises, the acceptance by Decommissioning Trustee of the trusts created, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto restate and amend the Original Agreement, as restated and amended effective February 12, 1996, as follows:

SECTION 1. Definitions; References to Sections. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Appendix A hereto. Unless otherwise stated, references to a “Section” are to a section of this Agreement.

SECTION 2. Creation of Trust Funds. El Paso has established and hereby confirms the establishment with Decommissioning Trustee of the Decommissioning Trust Fund and the Second Fund (each a “Fund” and together the “Funds”). Each Fund shall include: (A) all cash and investments thereof, as more specifically described in Section 7; (B) all dividends, interest, cash, instruments, and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all such investments; (C) all rights and privileges with respect to such investments; and (D) all proceeds of any of the foregoing and any property of any character whatsoever into which any of the foregoing may be converted.

SECTION 3. Purpose of Trust Funds; Tax Qualification. The Funds are for the accumulation and funding of amounts to pay costs, liabilities, and expenses of Decommissioning, including the accumulation, over a period not in excess of the remaining term of the operating license for Unit 3 and the period thereafter until completion of Decommissioning, of amounts which are sufficient to pay Decommissioning Cost. The Decommissioning Trust Fund, but not the Second Fund, is intended at all times to qualify as a “Nuclear Decommissioning Reserve Fund” under Applicable Tax Law. El Paso and the applicable Fiduciary Investment Manager(s), if any, and Decommissioning Trustee (but with respect to Decommissioning Trustee only as to those assets of the Funds that are not under the direction of a Fiduciary Investment Manager) shall seek to obtain the best possible tax treatment of amounts collected for nuclear plant decommissioning; and in this regard, El Paso and the applicable Fiduciary Investment Manager(s), if any, and Decommissioning Trustee (but with respect to Decommissioning Trustee only as to those assets of the Funds that are not under the direction of a Fiduciary Investment Manager) shall take maximum advantage of tax deductions and credits when it is consistent with sound business practices to do so. The assets of the Decommissioning Trust Fund must be used as authorized by section 468A of the Code and shall be used exclusively:

(A) subject to the limitations and conditions of Section 9, to satisfy, in whole or in part, El Paso’s obligation to pay for Decommissioning;

(B) subject to the limitations and conditions of Section 8, to pay Expenses; and

(C) to the extent not currently required for the uses described in (A) and (B) above, and subject to the limitations and conditions of Section 7, for investment in Qualified Investments.

The Funds shall be used exclusively for Decommissioning of Unit 3. This Agreement may not be amended so as to violate section 468A of the Code or the regulations thereunder.

SECTION 4. Declaration and Acceptance of Trust. Decommissioning Trustee accepts the trusts created hereby and declares that it will hold and administer all estate, right, title, and interest in and to each Fund upon the trusts set forth herein, but only on the terms of this Agreement, and agrees to receive and disburse all moneys and investments constituting any part of each Fund in accordance with this Agreement. No implied duties or obligations shall be read into this Agreement against Decommissioning Trustee. Decommissioning Trustee shall not commit any act, enter into any transaction, or permit any act or transaction to occur that is an “act of self dealing” between the Decommissioning Trust Fund and “a disqualified person” as those terms are defined by Applicable Tax Law, and, if such an act occurs, Decommissioning Trustee shall promptly take all necessary steps to correct it as soon as it has knowledge of the occurrence.

SECTION 5. Ownership of Funds. Not in limitation of its fiduciary duty hereunder, title to any and all property held in each Fund shall be held by Decommissioning Trustee in its name as trustee as owner of record. At all times, Decommissioning Trustee shall follow the directives of (A) the applicable Fiduciary Investment Manager, if any, with respect to exercising any and all corresponding voting, consensual, and other rights accruing to the owner of such property in connection with such property, and, except as provided in this subsection 5.(A), (B) El Paso with respect to exercising any and all such voting, consensual, and other rights. Decommissioning Trustee shall have the right, in its name, as trustee upon prior written notice to El Paso, to settle, compromise, prosecute, or defend any action, claim, or proceeding with respect to any and all property held in each Fund. Subject to the provisions of this Agreement, Decommissioning Trustee may sell, assign, endorse, pledge, transfer, and make any agreement respecting, or otherwise deal with, any and all property held in each Fund; provided, however, that except as required by Section 7, nothing herein contained shall be construed as requiring or obligating Decommissioning Trustee to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim or notice, or to take any action with respect to any of the property held in each Fund. It is not the duty of Decommissioning Trustee or a Fiduciary Investment Manager to ensure that the Funds are adequate to pay for Decommissioning.

SECTION 6. Payments into the Funds. From time to time, but not less than yearly, El Paso shall pay amounts into one or both of the Funds. El Paso may deposit all or any part of any payment entirely into the Decommissioning Trust Fund, entirely into the Second Fund, or partly into each in whatever proportion El Paso shall determine in its discretion; except that, if a deduction is allowed under Applicable Tax Law for payments into the Decommissioning Trust Fund, El Paso shall not make, and Decommissioning Trustee shall not accept, any payment into such Fund unless such payment (a) is in cash, to the extent Applicable Tax Law requires the payment to be in cash, and (b) complies with the amount limitation imposed by Applicable Tax Law and a deduction pursuant to Applicable Tax Law is allowed for the entire payment. Decommissioning Trustee may accept from El Paso, as proof that these conditions are satisfied, a certificate executed by El Paso as to compliance with the amount limitation and deductibility of such payment, and, unless Decommissioning Trustee has actual knowledge to the contrary, Decommissioning Trustee may rely on such certificate without further inquiry or verification.

SECTION 7. Investment of Funds.

(A) Decommissioning Trustee. Any amounts held by Decommissioning Trustee in each Fund shall be invested and reinvested by it from time to time, but only in Qualified Investments; provided, however, if El Paso has delivered to Decommissioning Trustee a copy of an order of a state or federal regulatory agency that El Paso certifies is binding on El Paso and limits the investments in which all or a part of either Fund may be invested, the investment of such Fund shall not violate such order. A Fiduciary Investment Manager appointed by El Paso may direct investments and reinvestments of the Funds by written direction which shall certify that the directed investment qualifies as an investment in Qualified Investments and is within the limitation set forth in the preceding sentence. Decommissioning Trustee may rely upon such direction and certification without further inquiry or verification unless Decommissioning Trustee has actual knowledge that the directed investment does not satisfy the conditions and limitations of this Section 7.

In performing its duties and exercising its powers as Decommissioning Trustee hereunder, and in performing any investment management functions hereunder, Decommissioning Trustee shall comply with the following:

(i) it shall add all income, including interest, earned on the corpus of each Fund to such corpus as a part thereof, and shall owe the same duties with regard to such income as it owes with regard to such corpus;

(ii) it shall have the continuing duty to review the assets of each Fund to determine the appropriateness of the investments consistent with all terms, provisions and limitations of this Agreement, including without limitation to ensure compliance with the provisions of the investment guidelines of this Section 7, any order of a state or regulatory agency limiting investments that El Paso has delivered and certified to Decommissioning Trustee as provided above, and any other applicable governing regulations;

(iii) it shall not lend all or any part of either Fund to itself or to any of its officers or directors or permit any act of “self-dealing” prohibited by Applicable Tax Law;

(iv) it shall not invest or reinvest amounts in either Fund with, or in any instrument or security issued by, itself or any of its officers or directors, except that, if El Paso directs it to do so in writing, it may invest or reinvest amounts in the Funds in time deposits, demand deposits, or money market accounts of Decommissioning Trustee, and except that, if El Paso directs it to do so in writing, it may invest amounts in the Funds in mutual funds that contain securities issued by Decommissioning Trustee provided such securities constitute no more than five percent (5%) of the fair market value of the assets of such mutual funds at the time of the investment;

(v) it shall not invest or reinvest amounts in either Fund with, or in any instrument or security issued by, El Paso, its subsidiaries or affiliates or their successors or assigns, except that, if El Paso approves in writing, it may invest or reinvest amounts in the Funds in mutual funds that contain securities issued by El Paso provided such securities constitute no more than five percent (5%) of the fair market value of the assets of such mutual funds at the time of the investment; and

(vi) Notwithstanding anything to the contrary in this Agreement, if directed by El Paso, Decommissioning Trustee shall hold and maintain one or both of the Funds in a segregated account and invest and administer such Fund(s) separately from the assets of Decommissioning Trustee or other trusts.

(B) Fiduciary Investment Manager. Any amount of each Fund directed to be invested by a Fiduciary Investment Manager shall be invested and reinvested by Decommissioning Trustee as directed by such Fiduciary Investment Manager from time to time, but only in Qualified Investments; provided, however, if El Paso has delivered to a Fiduciary Investment Manager a copy of an order of a state or federal regulatory agency that El Paso certifies is binding on El Paso and limits the investments in which all or a part of a Fund may be invested, the investment of such Fund shall not violate such order. A Fiduciary Investment Manager appointed by El Paso may direct investments and reinvestments of the Funds by written direction which shall certify that the directed investment qualifies as an investment in Qualified Investments and is within the limitation set forth in the preceding sentence. Decommissioning Trustee may rely upon such written direction and certification without further inquiry or verification unless Decommissioning Trustee has actual knowledge that the directed investment does not satisfy the conditions and limitations of this Section 7.

In performing its duties and exercising its powers as a Fiduciary Investment Manager hereunder, a Fiduciary Investment Manager shall comply with the following:

(i) it shall direct the addition of all income, including interest, earned on the corpus of each Fund subject to its direction to such corpus as a part thereof, and shall owe the same duties with regard to such income as it owes with regard to such corpus;

(ii) it shall have a continuing duty to review the assets of each Fund subject to its direction to determine the appropriateness of the investments consistent with all terms, provisions and limitations of this Agreement, including without limitation to ensure compliance with the provisions of the investment guidelines of this Section 7, any order of a state or regulatory agency limiting investments that El Paso has delivered to such Fiduciary Investment Manager as hereinabove provided and any other applicable governing regulations;

(iii) it shall not direct the lending of all or any part of either Fund to itself or to any of its officers or directors or permit any act of “self-dealing” prohibited by Applicable Tax Law;

(iv) it shall not direct the investment or reinvestment of amounts in either Fund with, or in any instrument or security issued by, itself or any of its officers or directors;

(v) it shall not invest or reinvest amounts in either Fund with, or in any instrument or security issued by, Decommissioning Trustee or any of Decommissioning Trustee’s officers or directors, except that, if El Paso directs it to do so in writing, it may invest or reinvest amounts in the Funds in time deposits, demand deposits, or money market accounts of Decommissioning Trustee, and except that, if El Paso directs it to do so in writing, it may invest amounts in the Funds in mutual funds that contain securities issued by Decommissioning Trustee provided such securities constitute no more than five percent (5%) of the fair market value of the assets of such mutual funds at the time of the investment;

(vi) it shall not direct the investment or reinvestment of amounts in either Fund with, or in any instrument or security issued by El Paso, its subsidiaries or affiliates or associates or their successors or assigns of El Paso, except that, if El Paso approves in writing, it may direct the investment or reinvestment of amounts in the Funds in mutual funds that contain securities issued by El Paso provided such securities constitute no more than five percent (5%) of the fair market value of the assets of such mutual funds at the time of the investment; and

(vii) it shall provide Decommissioning Trustee directives concerning voting, consensual, and other rights and powers accruing in connection with assets of the Funds subject to such Fiduciary Investment Manager’s direction.

(C) General. It is the intent of El Paso that neither Decommissioning Trustee nor a Fiduciary Investment Manager shall have any powers that are greater than those provided to trustees under the Texas Trust Code or that are inconsistent with the limitations that are set out in this Section 7.

(D) Investments Standards. To the extent not inconsistent with the other provisions of this Section 7 and to the extent that Decommissioning Trustee does not currently require the assets of the Funds for the purpose of satisfying the liability of El Paso for Decommissioning and to pay Expenses:

(i) Decommissioning Trustee shall, in connection with investing and reinvesting assets of the Funds, exercise the same standard of care that a reasonable person would exercise in the same circumstances; provided, however, that this subsection 7.(D)(i) shall apply only as to those assets of the Funds that are not subject to the direction of a Fiduciary Investment Manager; and

(ii) a Fiduciary Investment Manager appointed to direct the investment and reinvestment of all or any portion of the assets of the Funds shall, with respect to such assets subject to its direction, exercise the same degree of care that a reasonable person would exercise in the same circumstances.

For purposes of this subsection entitled “Investment Standards”, a “reasonable person” means a prudent investor as described in Chapter 117, Uniform Prudent Investor Act, of the Texas Property Code.

(E) Qualified Investments. Qualified Investments include those investments meeting the investment standards, limitations, conditions, and requirements prescribed in the foregoing subsections of this Section 7 and the following criteria which may be amended by El Paso upon written notice to Decommissioning Trustee and each Fiduciary Investment Manager.

(i) Investment Portfolio Goals. The Funds shall be invested consistent with the goals set forth in this subsection 7.(E)(i).

(a)	Assets of the Decommissioning Trust Fund shall be invested only as permitted for a “Nuclear Decommissioning Reserve Fund” under Applicable Tax Law.

(b)	Assets of the Funds shall be invested with a goal of earning a reasonable return commensurate with the need to preserve the value of the assets of the Funds.

(c)	In keeping with prudent investment practices, the portfolio of securities held in the Funds shall be diversified to the extent reasonably feasible given the size of the Funds.

(d)	Asset allocation and the acceptable risk level of the assets of the Funds should take into account market conditions, the time horizon remaining before the commencement and completion of Decommissioning, and the funding status of the Funds. While maintaining an acceptable risk level consistent with the goal referenced in subsection 7.(E)(i)(b) of this Section 7, the investment emphasis when the remaining life of the liability, as defined in subsection 7.(E)(ii)(d)(4) of this subsection, exceeds five years should be to maximize net long-term earnings. The investment emphasis in the remaining investment period of the Funds should be on current income and the preservation of each Fund’s assets.

(e)	In selecting investments, the impact of the investment on the volatility and expected return of the assets of the Funds, net of fees, commissions, expenses, and taxes should be considered.

(ii) General Requirements. The restrictions contained in this subsection 7.(E)(ii)apply to the Decommissioning Trust Fund and Second Fund in the aggregate. For purposes of this subsection 7.(E)(ii), a commingled funds is defined as a professionally managed investment fund of fixed-income or equity securities established by an investment company regulated by the Securities Exchange Commission or a bank regulated by the Office of the Comptroller of the Currency.

(a)	Diversification. For the purpose of this subsection 7.(E)(ii)(a), a commingled or mutual fund is not considered a security; rather, the diversification standard applies to all securities, including the individual securities held in commingled or mutual funds. Once the portfolio of securities (including those held in commingled or mutual funds) held in the Funds contains securities with an aggregate value in excess of $20 million, it shall be diversified such that:

(1)	no more than five percent (5%) of the securities held may be issued by one entity, with the exception of the federal government, its agencies and instrumentalities; and

(2)	the portfolio shall contain at least 20 different issues of securities, and municipal securities and real estate investments shall be diversified as to geographic region.

(b)	Derivatives. The use of derivative securities in the Funds is limited to those whose purpose is to enhance returns of the Funds without a corresponding increase in risk or to reduce risk of the assets of the Funds. Derivatives may not be used to increase the value of the assets of the Funds by any amount greater than the value of the underlying securities. Prohibited derivative securities include, but are not limited to, mortgage strips; inverse floating rate securities; leveraged investments or internally leveraged securities; residual and support tranches of collateralized mortgage obligations; tiered index bonds or other structured notes whose return characteristics are tied to non-market events; uncovered call/put options; large counter-party risk through over-the-counter options, forwards and swaps; and instruments with similar high-risk characteristics.

(c)	Leverage. The use of leverage (borrowing) to purchase securities or the purchase of securities on margin for a Fund is prohibited.

(d)	Investment limits in equity securities. The following investment limits shall apply to the percentage of the aggregate market value of all non-fixed income investments relative to the total portfolio market value:

(1)	except as noted in subsection 7.(E)(2)(b), when the weighted average remaining life of the liability exceeds 5 years, the equity cap shall be sixty percent (60%);

(2)	when the weighted average remaining life of the liability ranges between 5 years and 2.5 years, the equity cap shall be thirty percent (30%). Additionally, during all years in which expenditures for Decommissioning occur, the equity cap shall also be thirty percent (30%);

(3)	when the weighted average remaining life of the liability is less than 2.5 years, the equity cap shall be zero percent (0%);

(4)	for purposes of this subsection 7.(E)(ii)(4), the weighted average remaining life in any given year is defined as the weighted average of years between the given year and the years of each Decommissioning outlay, where the weights are based on each year’s expected Decommissioning expenditures divided by the amount of the remaining liability in that year; and

(5)	should the market value of non-fixed income investments, measured monthly, exceed the appropriate cap due to market fluctuations, the market value of the non-fixed income investments shall be reduced below the cap as soon as practicable. Such reductions may be accomplished by investing all future contributions to a Fund in debt securities as is necessary to reduce the market value of the non-fixed income investments below the cap, or if prudent, by the sale of equity securities.

(iii) Specific Investment Restrictions. The restrictions contained in this subsection 7.(E)(iii). apply to the Decommissioning Trust Fund and the Second Fund in the aggregate.

(a)	Fixed-income investments. Assets of the Funds shall not be invested in corporate or municipal debt securities that have a bond rating below investment grade “BBB-” by Standard & Poor’s Corporation or “Baa3” by Moody’s Investor’s Service) at the time that the securities are purchased. If the debt rating of a company or municipality issuing the particular debt security falls below investment grade at some time after the security was purchased, the appropriateness of continuing to hold such security shall be reexamined. The overall portfolio of debt instruments shall have a quality level, measured quarterly not below an “AA” grade by Standard & Poor’s Corporation or “Aa2” by Moody’s Investor’s Service. In calculating the quality of the overall portfolio, debt securities issued by the federal government shall be considered as having an “AAA” rating.

(b)	Equity Investments.

(1)	At least seventy percent (70%) of the aggregate market value of the equity assets of the Funds, including the individual securities in commingled funds, shall have a quality ranking from a major rating service such as the earnings and dividend ranking for common stock by Standard and Poor’s or the quality rating of Ford Investor Services. Further, the overall portfolio of ranked equities shall have a weighted average quality rating equivalent to the composite rating of the Standard and Poor’s 500 Index assuming equal weighting of each ranked security in the Index. If the quality rating, measured quarterly, falls below the minimum quality standard, the quality level of the equity assets of the Funds shall be increased to the required level as soon as is practicable and prudent: and

(2)	assets of the Funds shall not be invested in equity securities if the issuer has a capitalization of less than $100 million.

(c)	Commingled funds. The following guidelines shall apply to the investments made through commingled funds. Examples of commingled funds appropriate for investment by nuclear decommissioning trust funds include United States equity-indexed funds, actively managed United States equity funds, balanced funds, bond funds, real estate investment trusts, and international funds.

(1)	The commingled funds should be selected consistent with the investment goals specified in subsection 7.(E)(i)and the general requirements in subsection 7.(E)(ii);

(2)	in evaluating the appropriateness of a particular commingled fund, the following duties shall be of a continuing nature:

(I)	a duty to determine whether the fund manager’s fee schedule for managing the fund is reasonable, when compared to fee schedules of other such managers;

(II)	a duty to investigate and determine whether the past performance of the investment manager in managing the commingled fund has been reasonable relative to prudent investment and utility decommissioning trust practices and standards; and

(III)	a duty to investigate the reasonableness of the net after-tax return and risk of the commingled fund relative to similar funds, and the appropriateness of the commingled fund within all of the assets of the Funds;

(3)	the payment of load fees shall be avoided; and

(4)	commingled funds focused on specific market sectors or concentrated in a few holdings shall be used only as necessary to balance the Funds’ overall investment portfolio mix.

Notwithstanding any other provision of this Section 7, nothing in this Section 7 shall be construed to permit any investment otherwise prohibited by any other provision of this Agreement, Applicable Law, or Applicable Tax Law. This Agreement and the investments of the Funds shall be interpreted and construed in a manner consistent with the parties’ intention that this Agreement and the Funds at all times comply with all requirements of the Nuclear Regulatory Commission and other applicable governmental regulations and rules, including without limitation the rules of the PUCT, the NMPRC, and the Federal Energy Regulatory Commission, including but not limited to the “Final Rule” regarding the formation, organization and purposes of nuclear plant decommissioning trust funds and for fund investments issued June 16, 1995, as may be amended from time to time.

SECTION 8. Expenses; Indemnification. El Paso shall pay all Expenses and, subject to Section 9.(D), may direct Decommissioning Trustee, in writing, to pay specified Expenses of a Fund from such Fund. El Paso shall certify in writing to Decommissioning Trustee whether and the extent to which an item is an Expense of a specified Fund and whether Applicable Tax Law permits its payment out of the assets of the Fund; and Decommissioning Trustee may, unless it has actual knowledge to the contrary, rely upon such certification without further inquiry or verification.

Except to the extent Decommissioning Trustee has actual knowledge to the contrary, Decommissioning Trustee shall be fully protected in relying upon the existence of any fact or state of facts represented to it in writing by El Paso or a duly appointed Fiduciary Investment Manager.

Except with respect to liability or fiduciary responsibility for any error or loss that may result by reason of the exercise or non-exercise of the duties, obligations, and/or fiduciary responsibility which are allocated to Decommissioning Trustee herein which is determined to be the result of Decommissioning Trustee’s own negligence or willful misconduct, El Paso shall indemnify Decommissioning Trustee, directly from El Paso’s own assets (including the proceeds of any insurance policy the premiums of which are paid from El Paso’s own assets), from and against any and all claims, demands, losses, damages, expenses (including, by way of illustration and not limitation, reasonable attorneys’ fees and other legal and litigation costs), judgments, and liabilities arising from, out of, or in connection with the administration or investment of the Funds. Decommissioning Trustee shall not be liable for any action taken by Decommissioning Trustee or any failure to act by Decommissioning Trustee if the action taken or the failure to act was directed by El Paso or a Fiduciary Investment Manager, if Decommissioning Trustee reasonably relied on such direction. This Section 8 shall survive the termination of this Agreement.

SECTION 9. Payments and Distributions from the Funds.

(A) Subject to the other provisions of this Section 9, Decommissioning Trustee shall make payments out of the Funds upon presentation by El Paso of (A) a certificate signed by El Paso (i) instructing Decommissioning Trustee to disburse amounts in the Funds in a manner designated in such certificate for purposes of paying for Decommissioning and (ii) certifying that disbursements, if any, directed to be made from assets of the Decommissioning Trust Fund are for payment of only those costs, liabilities, and expenses of Decommissioning that qualify as “nuclear decommissioning costs” under Applicable Tax law, and (B) documentation reasonably acceptable to Decommissioning Trustee that such payment for Decommissioning is due and payable.

(B) Upon termination of the Decommissioning Trust Fund under Applicable Tax Law, El Paso may direct Decommissioning Trustee to transfer all property remaining in the Decommissioning Trust Fund to El Paso for disbursement or distribution as may then be provided by law. In addition, upon its receipt of a certificate signed by El Paso certifying that Decommissioning has been completed under Applicable Law and all costs of Decommissioning have been paid in full, all property then held in both Funds shall be paid by Decommissioning Trustee to El Paso for disbursement or distribution as may then be provided by law and the Funds shall terminate.

(C) At any time and from time to time El Paso may direct Decommissioning Trustee in writing to, and upon receipt of such direction Decommissioning Trustee shall, subject to the applicable provisions of Section 9.(D), distribute to El Paso for disbursement or distribution as then may be provided or permitted by law or transfer from the Decommissioning Trust Fund to the Second Fund any:

(i) Deemed Distribution Amount that El Paso certifies in writing is deemed distributed under Applicable Tax Law;

(ii) Excess Contribution that El Paso certifies in writing (a) has occurred under Applicable Tax Law, and (b) is being transferred within the time permitted for withdrawal or transfer of such Excess Contribution by Applicable Tax Law; and

(iii) amount that El Paso certifies in writing may be transferred to the Second Fund in accordance with Applicable Law and Applicable Tax Law by reason of the disposition of all or a part of El Paso’s interest in or license to possess Unit 3.

(D) Notwithstanding any other provision in this Agreement, except for (i) payments made under Section 8 for Expenses, (ii) to the extent allowed by Applicable Law, Deemed Distribution Amounts and Excess Contributions transferred to the Second Fund or distributed to El Paso under Section 9.(C), and (iii) withdrawals made pursuant to 10 C.F.R. 50.82(a)(8) no disbursement or payment from the Funds shall be made unless (a) thirty (30) business days prior written notice of the intention to make such disbursement or payment has been given to the Director, Office of Nuclear Reactor Regulation, and the Director, Office of Nuclear Material Safety and Safeguards, and (b) Decommissioning Trustee has not received written notice of an objection during such thirty (30) day period from the Director, Office of Nuclear Reactor Regulation, or the Director, Office of Nuclear Material Safety and Safeguards,. The notices required by this Section 9.(D) may be made by or on behalf of Decommissioning Trustee.

(E) Unless Decommissioning Trustee has actual knowledge to the contrary, Decommissioning Trustee shall be fully protected in relying upon any certificate described in Section 9 without further inquiry or verification.

SECTION 10. Further Assurances. El Paso agrees that it will, at its sole expense, do all such further acts and things and execute and deliver all such additional conveyances, assignments, agreements, and instruments, as may be necessary or desirable or as Decommissioning Trustee may at any time reasonably request in connection with the administration and enforcement of this Agreement, or relative to the Funds or any part thereof, or in order to assure and confirm unto Decommissioning Trustee its rights, powers, and remedies hereunder.

El Paso may provide general investment policies in writing to Decommissioning Trustee or a Fiduciary Investment Manager, but may not engage in the day-to-day management of the Funds or mandate, or itself make, individual investment decisions except to the extent that El Paso retains the right under this Agreement to approve investments in time deposits, demand deposits, or money market accounts of Decommissioning Trustee, in mutual funds that contain securities issued by Decommissioning Trustee (subject to the limitations elsewhere herein set forth), or in mutual funds that contain securities issued by El Paso, its subsidiaries or affiliates or their successors or assigns (subject to the limitations elsewhere herein set forth).

El Paso will regularly supply to Decommissioning Trustee and to each Fiduciary Investment Manager, and regularly update, essential information about Unit 3, including its description, useful life, the Decommissioning plan that El Paso intends to follow, El Paso’s anticipated liquidity needs once Decommissioning begins, and any other information that Decommissioning Trustee and a Fiduciary Investment Manager need to construct and maintain, over time, a sound investment plan for the Funds.

SECTION 11. Irrevocability and Modification. This Agreement is irrevocable and may not be amended or modified except by a writing signed by the parties hereto and approved, to the extent required by Applicable Law, by applicable regulatory authority(s). The parties agree that they will execute any amendments requested by El Paso that are necessary to secure and maintain the qualification of the Decommissioning Trust Fund as a “Nuclear Decommissioning Reserve Fund” under Applicable Tax Law and the deduction of contributions to such Fund as provided by such law, or to comply with Applicable Law.

Not in limitation of the foregoing, if and to the extent that, now or in the future, federal tax law may extend certain tax benefits to a trust fund or funds that are created and maintained by El Paso for creation of a reserve or funds for costs associated with Decommissioning (hereinafter in this Section 11 referred to as such “other trusts”) which such other trusts would qualify as a “Nuclear Decommissioning Reserve Fund” under Applicable Tax Law, including without limitation, Internal Revenue Code section 468A, only if established and maintained pursuant to a single trust agreement for a particular nuclear power plant, the parties hereto, upon the creation of such other trusts may amend this Agreement by attaching hereto as an allonge the governing instruments by which such other trusts may be created. In such event, such other trusts shall be administered under the terms of this Agreement to the extent not inconsistent with the governing instruments by which such other trusts may be created and such other trusts shall thereafter be administered as separate funds under the terms of this Agreement.

SECTION 12. Obligation for Decommissioning. Nothing in this Agreement and no act or omission relating to the Funds shall be read, construed, understood, or interpreted to place any obligation whatsoever on Decommissioning Trustee or a Fiduciary Investment Manager relating to Decommissioning or any Decommissioning Cost, all of which shall at all times remain the sole obligation of El Paso.

SECTION 13. Governing Law. This Agreement shall be deemed to be a contract made in Texas for all purposes and shall be construed in accordance with and governed by the laws of such State, including the provisions of the Texas Trust Code, with respect to all matters of construction, validity, and performance.

SECTION 14. Resignation and Replacement of Decommissioning Trustee or Fiduciary Investment Manager.

(A) Decommissioning Trustee may resign at any time without cause by giving at least 30 days prior written notice to El Paso, and El Paso may remove Decommissioning Trustee at any time with or without cause by giving written notice to Decommissioning Trustee, such resignation or removal to be effective on the acceptance of appointment by a successor Decommissioning Trustee under this Section 14. In case of the resignation or removal of Decommissioning Trustee, El Paso may appoint a successor Decommissioning Trustee by an instrument signed by El Paso. If a successor Decommissioning Trustee shall not have been appointed by El Paso within 30 days after the giving of such written notice of resignation or removal, Decommissioning Trustee or El Paso may apply to any court of competent jurisdiction to appoint a successor Decommissioning Trustee to act until such time, if any, as a successor Decommissioning Trustee shall have been appointed by El Paso and shall have accepted its appointment under this Section 14. Any successor Decommissioning Trustee so appointed by such court shall immediately and without further act be superseded by any successor Decommissioning Trustee appointed by El Paso as provided above.

(i) In appointing a Decommissioning Trustee, El Paso shall have the following duties which will be of a continuing nature:

(a)	a duty to determine whether Decommissioning Trustee’s fee schedule for administering the trust is reasonable when compared to other institutional trustees rendering similar services;

(b)	a duty to investigate and determine whether the past administration of trusts by Decommissioning Trustee has been reasonable;

(c)	a duty to investigate and determine whether the financial stability and strength of Decommissioning Trustee is adequate;

(d)	a duty to investigate and determine whether Decommissioning Trustee is in compliance with the requirements of this Agreement; and

(e)	a duty to investigate any other factors which may bear on whether Decommissioning Trustee is suitable.

(ii) Any successor Decommissioning Trustee, however appointed, shall execute and deliver to the predecessor Decommissioning Trustee an instrument accepting such appointment, and thereupon such successor Decommissioning Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Decommissioning Trustee with like effect as if originally named as Decommissioning Trustee herein; and such predecessor Decommissioning Trustee shall duly assign, transfer, deliver, and pay over to such successor Decommissioning Trustee all moneys or other property then held by such predecessor Decommissioning Trustee upon the trusts expressed in this Agreement, shall do all acts necessary to vest title of record in such successor Decommissioning Trustee, and shall transfer and deliver to such successor Decommissioning Trustee copies of all records pertaining to the Funds and this Agreement. In addition, upon the written request of such successor Decommissioning Trustee, such predecessor Decommissioning Trustee shall execute and deliver to such successor Decommissioning Trustee an instrument transferring to such successor Decommissioning Trustee, upon the trusts expressed in this Agreement, all the estates, properties, rights, power, duties, and trusts of such predecessor Decommissioning Trustee.

(iii) Any successor Decommissioning Trustee, however appointed, shall be a bank or trust company with trust powers incorporated and doing business in the United

States of America and having net worth of at least $150,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Decommissioning Trustee hereunder upon reasonable or customary terms; provided however, that in calculating the $150,000,000 net worth requirement, the net worth of the Decommissioning Trustee’s parent corporation and/or affiliates may be taken into account only if such entities guarantee Decommissioning Trustee’s responsibilities to the Funds.

(iv) Any corporation into which Decommissioning Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Decommissioning Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Decommissioning Trustee may be transferred, shall, subject to the terms of subsection 14(A)(iii), be Decommissioning Trustee under this Agreement without further act.

(v) No successor Decommissioning Trustee (other than a successor by reason of an event described in Section l4(A)(iv)) shall be liable for any act, omission or breach of trust by a predecessor Decommissioning Trustee, whether or not such successor Decommissioning Trustee knows or should have known of such act, omission, or breach of trust, and shall have no duty to compel redress of any breach of trust by a predecessor Decommissioning Trustee.

(B) If a Fiduciary Investment Manager is appointed by El Paso hereunder, such appointment shall be made in writing; however, El Paso may not serve as a Fiduciary Investment Manager. A Fiduciary Investment Manager may resign at any time without cause by giving at least thirty (30) days prior written notice to El Paso, and El Paso may remove a Fiduciary Investment Manager at any time with or without cause by giving written notice to such Fiduciary Investment Manager. The resignation or removal of a Fiduciary Investment Manager is not conditioned on the acceptance of appointment by a successor Fiduciary Investment Manager under this Section 14; provided, however, that if a Fiduciary Investment Manager other than the Decommissioning Trustee resigns or is removed and is not replaced by El Paso, Decommissioning Trustee shall, at that time, assume all investment responsibilities of such Fiduciary Investment Manager.

(i) In appointing a Fiduciary Investment Manager, El Paso shall have the following duties which will be of a continuing nature:

(a)	a duty to determine whether such Fiduciary Investment Manager’s fee schedule for investment management services is reasonable when compared to other such managers;

(b)	a duty to investigate and determine whether the past performance of such Fiduciary Investment Manager in managing investments has been reasonable;

(c)	a duty to investigate and determine whether the financial stability and strength of such Fiduciary Investment Manager is adequate for purposes of liability;

(d)	a duty to investigate and determine whether such Fiduciary Investment Manager is in compliance with the requirements of its investment management agreement and this Agreement as it relates to investments and to such Fiduciary Investment Manager; and

(e)	a duty to investigate any other factors which may bear on whether such Fiduciary Investment Manager is suitable.

SECTION 15. Successors and Assigns; Additional Parties. This Agreement shall be binding upon and inure to the benefit of each party and its successors and permitted assigns.

SECTION 16. Termination of Funds. If not otherwise terminated sooner in accordance with the terms of this Agreement, each Fund shall end on the earlier of (A) the date specified in a written agreement between El Paso and Decommissioning Trustee and (B) the date that is twenty-one (21) years less one day after the death of the last survivor of the descendants living on the Effective Date of this Agreement of Joseph P. Kennedy, the father of president John F. Kennedy. Upon such termination, all of the assets of the Funds shall be distributed to El Paso. Notwithstanding the foregoing provisions of this Section 16, if one or both of the Funds shall be or become valid under Applicable Law for a period subsequent to the date set out in Section 16(B) (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the creation of such a fund for a period in gross exceeding the period for which such Fund is hereinabove stated to extend and be valid), then such Fund shall not terminate as aforesaid but shall extend to and continue in effect until (but only if such nontermination and extension shall then be valid under Applicable Law) such time as such Fund shall, under Applicable Law, cease to be valid.

SECTION 17. Accountings; Tax Returns and Reports; Audits. Decommissioning Trustee shall keep accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions of the Funds. All accounts, books, and records relating to the Funds shall be open to inspection and audit at all reasonable times by El Paso, its designee or an applicable governmental agency having jurisdiction over the Funds.

Within thirty (30) business days after the end of each calendar month and within thirty (30) business days after the close of each annual accounting period of each Fund, and as soon as reasonably practicable after the resignation or removal of a Decommissioning Trustee has become effective, Decommissioning Trustee shall furnish to El Paso a written account setting forth all (A) investments, receipts, disbursements, and other transactions effected by it during such month or year, as applicable, or during the part of the month or year to the date any such resignation or removal is effective, as applicable, and containing a description of all assets, including but not limited to all securities, purchased and sold (the description of the securities purchased must state the price at which each individual security was purchased), the cost or net proceeds of sale, and the securities and investments held at the end of such period, (B) the gains or losses realized by each Fund upon sales or other disposition of its assets, (C) the increase or decrease in the value of each Fund, (D) the fair market values of each Fund, and (E) the liabilities (excluding liability for Decommissioning) of the Funds incurred or unpaid at the end of such period. Within three (3) business days after the end of each calendar month and within three (3) business days after the close of each annual accounting period of each Fund, and as soon as reasonably practicable after the resignation or removal of a Decommissioning Trustee has become effective, Decommissioning Trustee shall also provide El Paso secured web-based access to the information described in clauses (A) – (E) of this Section 17. The accounting shall also furnish El Paso such other information as Decommissioning Trustee may possess and as may be necessary for El Paso, Decommissioning Trustee and/or a Fiduciary Investment Manager to comply with any reporting requirements applicable to any of such parties and/or the Funds. If the fair market value of an asset in a Fund is not available, when necessary for accounting or reporting purposes the fair market value of the asset shall be determined in good faith by Decommissioning Trustee, assuming an orderly liquidation at the time of such determination. In addition, upon the written request of El Paso, which may be at any time and from time to time, Decommissioning Trustee shall provide El Paso the fair market value of the assets in a Fund as of a date other than the last day of a month or an annual accounting period of a Fund. If there is a disagreement between the Decommissioning Trustee, a Fiduciary Investment Manager and/or any other party as to any act or transaction reported in an accounting, Decommissioning Trustee or the Fiduciary Investment Manager, as applicable, shall have the right to have such disagreement settled by a court of competent jurisdiction. Decommissioning Trustee shall make such other reports as may be agreed upon in writing with El Paso.

Decommissioning Trustee shall retain its records and accountings related to the Funds as long as necessary for the proper administration thereof and at least for any period required by any applicable law, but with respect to each record and account for not less than six (6) years following the creation thereof.

El Paso shall have the right to cause the books, records, and accounts of Decommissioning Trustee that relate to the Funds to be examined and audited by independent auditors designated by El Paso at such times as El Paso may determine, and Decommissioning Trustee shall make such books, records, and accounts available for such purposes at all reasonable times.

El Paso shall, with the cooperation of Decommissioning Trustee, prepare or, upon agreement of Decommissioning Trustee, authorize Decommissioning Trustee to prepare, such tax returns and other reports for or with respect to each Fund as may be required from time to time by Applicable Law.

SECTION 18. Rights of Decommissioning Trustee.

(A) Decommissioning Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or required by the Texas Trust Code, and no implied duties or obligations shall be read into this Agreement against Decommissioning Trustee except such as are required by the Texas Trust Code.

(B) Decommissioning Trustee shall not have any obligation to invest, manage, control, make any payment from, or otherwise deal with, the Funds except as expressly provided herein or in written guidelines or instructions received pursuant to the terms hereof.

(C) Decommissioning Trustee may rely and shall be protected in acting upon any certificate, statement, notice, or other writing believed by it to be genuine and to have been signed or presented by the proper party or parties, and unless it has actual knowledge to the contrary, Decommissioning Trustee shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, notice, or other writing received by it.

(D) In the administration of the Funds hereunder, Decommissioning Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and employed by it, and Decommissioning Trustee shall not be liable for anything done or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons to the extent permitted by law and to the extent no such action or omission constitutes negligence or willful misconduct by Decommissioning Trustee.

(E) With respect to any obligation of El Paso hereunder to indemnify Decommissioning Trustee, Decommissioning Trustee shall look solely to El Paso and shall not have any lien upon the assets of the Funds to secure such obligation.

SECTION 19. Notices.

(A) Except as otherwise provided in this Agreement, all notices under this Agreement shall be in writing and be effective upon receipt if delivered by (1) hand, (2) certified or registered United States Mail postage prepaid, or (3) facsimile, provided that service by facsimile after 5:00 p.m. local time of the recipient shall be deemed delivered on the following business day, as follows:

If notice is to the Trustee:

Bank of America

Attention: El Paso Electric Company Relationship Manager

303 West Wall

P.O. Box 270

Midland, TX 79702-0270

If notice is to the Grantor:

El Paso Electric Company

Attention: Controller

123 W. Mills Avenue

El Paso, Texas 79901

Facsimile (915) 521-4772

and, if the notice is sent for the purposes described in Sections 5, 14(A), 14(B), and 19(B), with a copy to:

El Paso Electric Company

Office of the General Counsel

123 W. Mills Avenue

El Paso, Texas 79901

Facsimile (915) 521-4747

(B) Each person may change its address for purposes of notice under this Agreement by notice complying with Section 20(A). Any notice required under this Agreement may be waived in writing by the party entitled thereto.

SECTION 20. Counterpart Execution. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts; all such counterparts shall together constitute but one and the same instrument.

SECTION 21. Effective Date. This Agreement shall become effective on the “Effective Date” as defined herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year above written.

EL PASO:

EL PASO ELECTRIC COMPANY

By:	/s/ SCOTT WILSON
Title:	Controller

DECOMMISSIONING TRUSTEE:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ JOHN R. PETERSON
Title:	Vice President

STATE OF TEXAS	§
	§	ss.
COUNTY OF EL PASO	§

The foregoing instrument was acknowledged before me this 18th day of December by Scott Wilson, Controller of EL PASO ELECTRIC COMPANY, a Texas corporation, on behalf of said corporation.

/s/ NORA HERRERA
Notary Public

My commission expires:

May 25, 2007

STATE OF TEXAS	§
	§	ss.
COUNTY OF MIDLAND	§

The foregoing instrument was acknowledged before me this 19th day of December, 2003 by John R. Peterson, Vice President of BANK OF AMERICA, N.A., a national banking association, on behalf of said association.

/S/ ELIDA SINGH
Notary Public

My commission expires:

02-07-04

Appendix A

to

Decommissioning Trust Agreement

for Palo Verde Nuclear Generating Station

Unit 3

DEFINITION OF TERMS

ANPP Participation Agreement shall mean the Arizona Nuclear Power Project Participation Agreement, dated as of August 23, 1973, as amended, among Arizona Public Service Company, Salt River Project Agricultural Improvement and Power District, Southern California Edison Company, Public Service Company of New Mexico, Southern California Public Power Authority, Department of Water and Power of The City of Los Angeles, and El Paso.

Applicable Law shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses, and permits of any federal, state, county, municipal, foreign, international, regional, or other governmental authority, agency, board, body, instrumentality, or court, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator, or other judicial or quasi-judicial tribunal (including those pertaining to health, safety, the environment, or otherwise).

Applicable Tax Law shall mean Code Section 468A, any comparable subsequent provisions of the Code, the United States Treasury regulations promulgated under such section or provisions, and other provisions of the Code relating to the federal taxation of the Funds.

Code shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

Decommissioning shall mean the decommissioning and retirement from service of Unit 3, and the related possession, maintenance, and disposal of material, radioactive or otherwise used in or produced by or relating to Unit 3, including, without limitation: (i) placement and maintenance in a state of protective storage; (ii) in-place entombment and maintenance; (iii) dismantlement; (iv) removal, decontamination and disposition of equipment and fixtures; (v) razing; (vi) removal and disposition of debris related to Unit 3 from the PVNGS Site; (vii) restoration of the PVNGS Site related to Unit 3 for unrestricted use; (viii) any other actions relating to decommissioning and retirement from service of Unit 3 required by the NRC; and (ix) all activities undertaken incident to the implementation thereof.

Decommissioning Cost shall mean El Paso’s pro-rata share, under the ANPP Participation Agreement, of the greater of (i) the latest estimate of Termination Costs (as that term is defined by the ANPP Participation Agreement) for Unit 3 or (ii) the minimum amount required by the NRC to be funded for the decommissioning of Unit 3.

Deemed Distribution Amount shall mean an amount in the Decommissioning Trust Fund that is treated by Applicable Tax Law as having been distributed by reason of the disqualification of all or a part of such Fund.

Excess Contribution shall mean the amount by which cash payments made (or deemed made) by El Paso into the Decommissioning Trust Fund during any taxable year of El Paso exceeds the payment limitation imposed by Applicable Tax Law.

Expenses shall mean: (a) in the case of the Decommissioning Trust Fund, (i) the tax imposed by Code Section 468A(e)(2); (ii) any state or local tax imposed on the income or the assets of such Fund; and (iii) legal, accounting, and actuarial fees and expenses, trustee’s fees and expenses, and all other ordinary administrative costs and incidental expenses, incurred by Decommissioning Trustee, a Fiduciary Investment Manager, or El Paso in connection with the operation of such Fund, but in each case only to the extent permitted by Code Section 468A(e)(4)(B) or other Applicable Tax Law to be paid from the assets of a “Nuclear Decommissioning Reserve Fund,” as that term is used in Applicable Tax Law; and (b) in the case of the Second Fund, (i) any federal, state, or local tax actually paid by El Paso with respect to the income or the assets of such Fund including a payment to El Paso of the federal income tax (at the statutory rate) with respect to the taxable income of such Fund required to be included on El Paso’s federal income tax return; and (ii) legal, accounting and actuarial expenses, trustee’s fees and expenses, and all other ordinary administrative costs and incidental expenses, incurred by Decommissioning Trustee, a Fiduciary Investment Manager, or El Paso in connection with the operation of such Fund; provided, however, Expenses shall not include taxes on or with respect to fees paid to Decommissioning Trustee or a Fiduciary Investment Manager and taxes that Code Section 4951 requires be paid by Decommissioning Trustee.

Fiduciary Investment Manager shall mean any institution or professional appointed by El Paso, other than Decommissioning Trustee, who is responsible for the investment and reinvestment of the Funds.

License shall mean NRC Facility Operating License No. NPF-41, issued December 31, 1984, as the same may be amended, modified, extended, renewed or superseded from time to time.

NRC shall mean the Nuclear Regulatory Commission of the United States of America or any successor agency.

PVNGS shall mean the Palo Verde Nuclear Generating Station, which is located on the PVNGS Site.

PVNGS Site shall mean the real property located in Maricopa County, Arizona, approximately 36 miles west of the City of Phoenix, Arizona and approximately 16 miles west of the City of Buckeye, Arizona, which legal description is contained in Appendix B to the ANPP Participation Agreement.

Qualified Investments shall mean investments that meet the intent, standards, liabilities, and general and specific requirements and conditions on investments as set forth in Section 7 herein.

Unit 3 shall mean the 1,270 megawatt unit, commonly known as Unit 3, at PVNGS.